Exhibit 4.7

                                  Jones, Jensen
                                 & Company, LLC
     Telephone (801) 328-4408                    50 South Main Street Suite 1450
                           Salt Lake City, Utah 84144


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

         Board of Directors
         Flexweight Corporation
         Salt Lake City UT


         We consent to the to the use in this Registration Statement of Flexweight Corporation on Form S-8 of our report dated November 11, 1997 for the year ended August 31, 1997, which is part of this Registration Statement, and to all references to our firm included in this Registration Statement.


                  /s/Jones, Jensen & Company

         Jones, Jensen & Company
         Salt Lake City, Utah
         August 10, 1998